UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

FORUM MERGER III CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3) (4)	Filing Party: Date Filed:

In connection with the previously announced business combination (the “Business Combination”) between Forum Merger III Corporation (“Forum”) and Electric Last Mile, Inc. (“ELMI”), the Indiana Economic Development Corporation (“IEDC”) issued a press release announcing that the IEDC offered ELMS up to $10 million in conditional tax credits and up to $200,000 in conditional training grants based on ELMI’s anticipated job creation plans. The IEDC also offered up to $2.8 million in conditional tax credits from the Hoosier Business Investment tax credit program based on ELMI’s proposed capital investment in Indiana. Below is a copy of the press release, which is being filed herewith as soliciting material.

Exhibit 99.1

[IEDC] Electric Vehicle Company Eyes US Production, Job Growth in Mishawaka

MISHAWAKA, Ind. (Dec. 17, 2020) – Electric Last Mile, Inc. (ELMS), an electric vehicle (EV) company focused on commercial and delivery fleet vehicles, announced intentions today to establish operations and launch production at the former AM General commercial plant in Mishawaka. Subject to the completion of ELMS’ recently announced business combination with Forum Merger III Corporation (Nasdaq: FIII), the company plans to create up to 960 new jobs by the end of 2024 to support its expansion plans in Indiana.

“ELMS’ decision to fuel its growth in Indiana is a testament to the state’s business-friendly environment, strong automotive sector and skilled, diverse workforce,” said Governor Eric J. Holcomb. “We’re excited ELMS is choosing to launch production at the former AM General facility in Mishawaka and look forward to supporting their growth as the company delivers advanced electric vehicle solutions and creates hundreds of quality career opportunities for Hoosiers.”

The Auburn Hills, Michigan-based company plans to invest more than $300 million in the 675,500-square-foot former AM General facility at 12900 McKinley Highway in Mishawaka. The facility is expected to support the production and assembly of ELMS’ electric Urban Delivery vehicle, with the capacity to manufacture up to 100,000 vehicles annually. The company plans to launch production by the third quarter of 2021.

To support its Indiana operations, the company plans to add up to 140 positions by the end of 2021 and ramp up hiring over the next few years. ELMS plans to hire for positions in production, engineering and administration. Interested applicants may apply at electriclastmile.com.

“Indiana was a natural choice for us given our product roadmap, the highly-trained and motivated workforce, and the logistics of moving finished goods within the U.S.,” said Jim Taylor, co-founder and CEO of ELMS. “We couldn’t be more pleased to launch our production operations in Indiana.”

ELMS’ commercial electric vehicles will offer efficient last mile solutions for commercial fleet providers. The company’s electric Urban Delivery vehicle is expected to provide 170 cubic feet of cargo space, 150 miles of range capacity, and advanced onboard and wireless data capabilities to optimize fleet planning and tracking. Once launched, the vehicle is expected to be the only Class 1 EV in the U.S.

“This project puts St. Joseph County on the forefront of the electrical transportation movement and continues our long history of being industry leaders in manufacturing,” said Andrew Kostielney, president of the St. Joseph County Board of Commissioners.

The Indiana Economic Development Corporation (IEDC) offered ELMS up to $10 million in conditional tax credits and up to $200,000 in conditional training grants based on the company’s job creation plans. The IEDC also offered up to $2.8 million in conditional tax credits from the Hoosier Business Investment (HBI) tax credit program based on the company’s planned capital investment in Indiana. These tax credits are performance-based, meaning the company is eligible to claim incentives once Hoosiers are hired. St. Joseph County will consider additional incentives at the request of the St. Joseph County Division of Economic Development.

Indiana is a leader in manufacturing, with 8,500 manufacturing facilities and the highest concentration of manufacturing jobs in the nation. With more than 500 automotive suppliers and five original equipment manufacturer (OEM) companies, Indiana supports the second largest automotive sector by GDP in the U.S., producing more than 1.3 million cars and light trucks annually.

About IEDC
The Indiana Economic Development Corporation (IEDC) leads the state of Indiana’s economic development efforts, helping businesses launch, grow and locate in the state. Governed by a 15-member board chaired by Governor Eric J. Holcomb, the IEDC manages many initiatives, including performance-based tax credits, workforce training grants, innovation and entrepreneurship resources, public infrastructure assistance, and talent attraction and retention efforts. For more information about the IEDC, visit www.iedc.in.gov.

Media Contacts:
ELMS Communications – media@electriclastmile.com
Erin Sweitzer (IEDC) – 317.296.2556 or esweitzer@iedc.in.gov

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Important Information About the Business Combination and Where to Find It

In connection with the Business Combination, Forum intends to file a preliminary proxy statement. Forum will mail a definitive proxy statement and other relevant documents to its stockholders. Forum’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about Forum, ELMI and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of Forum as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445, Attention: Secretary, telephone: (212) 739-7860.

Participants in the Solicitation

Forum and its directors and executive officers may be deemed participants in the solicitation of proxies from Forum’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Forum is contained in Forum’s Registration Statement on Form S-1/A, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445, Attention: Secretary, telephone: (212) 739-7860. Additional information regarding the interests of such participants will be contained in the proxy statement for the Business Combination when available.

ELMI and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Forum in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the Business Combination when available.

Forward-Looking Statements

This DEFA14A includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forum and ELMI’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Forum’s and ELMI’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination, the size, demands and growth potential of the markets for ELMI’s products and ELMI’s ability to serve those markets, ELMI’s ability to develop innovative products and compete with other companies engaged in the commercial delivery vehicle industry and/or the electric vehicle industry, ELMI’s ability to attract and retain customers, the estimated go to market timing and cost for ELMI’s products, the implied valuation of ELMI and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Forum’s and ELMI’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement and plan of merger (“Merger Agreement”) relating to the Business Combination or could otherwise cause the Business Combination to fail to close; (2) the inability of ELMI to (x) execute the transaction agreements for the Carveout Transaction (as defined below) that are in form and substance acceptable to Forum (at Forum’s sole discretion), (y) acquire a leasehold interest or fee simple title to the Indiana manufacturing facility or (z) secure key intellectual property rights related to its proposed business; (3) the outcome of any legal proceedings that may be instituted against Forum or ELMI following the announcement of the Business Combination; (4) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of Forum or other conditions to closing in the Merger Agreement; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (6) the inability to obtain the listing of the common stock of the post-acquisition company on the Nasdaq Stock Market or any alternative national securities exchange following the Business Combination; (7) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (8) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that ELMI may be adversely affected by other economic, business, and/or competitive factors; (12) the impact of COVID-19 on the combined company’s business; and (14) other risks and uncertainties indicated from time to time in the proxy statement to be filed relating to the Business Combination, including those under the “Risk Factors” section therein, and in Forum’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Forum considers immaterial or which are unknown. Forum cautions that the foregoing list of factors is not exclusive. Forum cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ELMI is currently engaged in limited operations only and its ability to carry out its business plans and strategies in the future are contingent upon the closing of the proposed Business Combination. The consummation of the Business Combination is subject to, among other conditions, (i) the execution and effectiveness of transaction agreements by ELMI with SF Motors, Inc. (d/b/a SERES) that are each in form and substance acceptable to Forum (at Forum’s sole discretion), (ii) the acquisition by ELMI of a leasehold interest or fee simple title to the Indiana manufacturing facility prior to the business combination, and (iii) the securing by ELMI of key intellectual property rights related to its proposed business (collectively, the “Carveout Transaction”). Forum does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This DEFA14A shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This DEFA14A shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.